UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 12, 2012

FIRST CORPORATION

(Name of Small Business issuer in its charter)

COLORADO	0-52724	90-0219158
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification No.)

Maranello, Watch House Green, Felsted, Essex, CM6 3EF, United Kingdom

 (Address of principal executive offices)

(403) 467-2356

(Registrant’s telephone number)

Item 1.01. Entry into a Material Definitive Agreement

Effective April 12, 2012, First Corporation entered into a Securities Subscription and Option Agreement with Gecko Landmarks Limited, a limited liability company formed under the laws of Finland. Under the terms of the Securities Subscription and Option Agreement, First Corporation is to purchase an equity interest in Gecko Landmarks for a purchase price of $1,000,000. The closing is scheduled to occur the 20th day after the date First Corporation’s Information Statement on 14C is first sent to stockholders. First Corporation has filed a preliminary Information Statement with the SEC and is awaiting comments thereon before finalizing and distributing the definitive Information Statement to its stockholders.

First Corporation is also to receive an option under the agreement to purchase an additional 23% interest in Gecko Landmarks for a price of $3,450,000, exercisable within six months from closing. First Corporation’s directors will have authority to approve the exercise of this option without stockholder approval.

Item 8.01 Other Events

On April 12, 2012, First Corporation issued a press release announcing the execution of its agreement with Gecko Landmarks Ltd. as described in Item 1.01 hereto. A copy of such press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

Exhibits

10	Securities Subscription and Option Agreement with Gecko Landmarks Limited
99	Press Release, dated April 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 12, 2012

First Corporation

/s/ Andrew Clarke

Andrew Clarke, Chief Executive Officer